SECQ68 LaiYegou Reconstruction Plan- Project Design Approval –ENG EerDouSi City Coal Bureau Document File No.: [2005]321

Approval for the Project Design of the Inner Mongolia Zhunger County TeHong Coal Group, Ltd.- LaiYegou Coalmine Reconstruction and Expansion Plan - Ratified by the EerDouSi City Coal Bureau

To: Zhunger County Coal Bureau

We have received Document No.: [2005]275 [the Project Design of the Inner Mongolia Zhunger County TeHong Coal Group, Ltd.- LaiYegou Coalmine Reconstruction and Expansion Plan] submitted by you bureau. Verified by our related department and specialist in respect to the initial design of the reconstruction and expansion plan, we approved the follows:

1.	Agreed the coalmine production capacity increase to 600,00 tons per year. Mining Plan: first mining the coal bed 6-2#, the top layer of 4-1#, 4-2# upper level, and 4- 2#, using auxiliary horizontal mining. Coal Reserve: 27,185,000 tons; Recoverable Reserve: 11,374,000 tons, mining lifespan: 10.4 years.

2.	Mining Certiciation No.: 150000040899; Production Licese No.: X051003096; Coal-field Size: 2.3033km².

3.	Agreed the mining design plan. Using the existing primary and secondary adit and No.3 return air shaft, and employing the panel main road lay out.

4.	Agreed the designed enhancing transportation system: Main shaft using the “STJ800/2X40 conveyor belt” to convey, and main road using the “STJ88/40 belt” to convey, secondary conveyor using two sets of “WQC4J explosion prevention trackless plastic vehicle”, one set of “WQC3T explosion prevention trackless plastic vehicle”, two sets of “WRC20/2J explosion prevention trackless plastic vehicle” (for passenger transport), and one set of “EIMCO913IILC material fork lift truck”.

5.	Agreed the designed of using “trending towards blasting down the roof mining method”. Using “MG-250 twin-roll coal mining machine” at the working face and ZH2200/17/22Z combinatory integral ceiling girder suspension hydraulic bracket at the working face roof.

When handing over the production, one working face for the 6-2# coal bed ( No. 1 Panel) and digging two working faces

6.	Agreed the confirmed working surface for the mining transportation system. Employing two set of scraper conveyor SGB-630/150C for transportation, SZD- 630/75P reversed loader and SSD800/2 X 40kw flexible plastic belt conveyor at the groove.

7.	Agreed the designed of the coalmine ventilated system as centralized march-past: input air request at the mine: 42km²/s; using two sets of BK54-6-N019 axial-flow fan; motor power: 90kw.

8.	Agreed the designed for disaster prevention method: fire prevention method, coal bed self-ignite prevention method, dust and ash explosion prevention method, gas explosion prevention method, coalmine flooding prevention method, prevention method for roof, hoisting carrier, electric accidents.

9.	Agreed the designed and application of KJ83 safety supervision/control system and DDK-60 telecommunication switch.

10.	Agreed the designed and equipment selection for sprinkling and fire prevention proposal.

11.	Agreed the designed for surface production system, the overall plane layout and the prevention method for flooding and drainage of stagnant water.

12.	Agreed the designed for two-circuit power supply system, one circuit from the WuRiTuGaoLi 11okV Substation, and another circuit from the XinMu 110kV

Substation.

13.	Agreed the designed for surface building and the proposals for drainage of stagnant water, heating, ventilation, heat supply service.

14.	The project occupational safety, sanitation, environmental protection and the like should accord with the related department requirement and suggestion.

15.	During the construction, it should constantly supervising and evaluating the gas contain, ash and dust explosivity, coal pyrophorisity, coalmine water inflow and the like, and amend the related design based on the result of evaluation.

16.	Project investment total capital request: 84896200 RMB, tonnish coal investment total: 1414900 RMB

17.	When the project completes, it will be examined and accepted by the City and County Coal Bureau.

18.	Additional questions:

	a)	Designed reserve usage should be recalculated

	b)	Section plan should be added to the Pitshaft crossing-point

	c)	Explosion amount of the “Blasting down of the roof coal” request further testing and proving before mining.

	d)	Additional mining plan should be added to the mining sequence for theUpper and lower coal bed.

	e)	The existing mining condition should be added.

	f)	Pitshaft pass through the goaf should be added the management method for the goaf.

	g)	When mining the top level, safety operation rules should be compiled before mining and it should be approved by the related department.

	h)	Selection for the equipment of pit prop needed further testing and confirmation.

The above issue should be supervising by the County Coal Bureau.

Dec 8, 2005

Subject: verified and approval for the coalmine reconstruction and expansion plan Copy to: Autonomous Region Coal Industry Bureau, Inner Mongolia Coal Safety Supervision Bureau BaoTu Substation, Director of the City Bureau, office filing

EerDouSi City Coal Bureau office
Copy date: EerDouSi City Coal Bureau [12 copies]